UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2006

Limited Brands, Inc.
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344 (Commission File Number)	31-1029810 (IRS Employer Identification No.)

Three Limited Parkway Columbus, OH (Address of Principal Executive Offices)	43230 (Zip Code)

(614) 415-7000 Registrant’s Telephone Number, Including Area Code:

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Departure of Principal Financial Officer

Effective August 15, 2006, Kenneth T. Stevens announced his intention to resign as Executive Vice President and Chief Financial Officer of Limited Brands for family and personal reasons.

(c) Appointment of Principal Financial Officer

Mr. Martyn Redgrave, the Company’s Chief Administrative Officer, will assume the responsibilities of Chief Financial Officer and principal financial and accounting officer, effective immediately. Information concerning Mr. Redgrave has been disclosed previously in the Company’s public filings. The terms of Mr. Redgrave’s employment with the Company will not change as a result of his assuming the role of Chief Financial Officer.

A copy of Limited Brands’ press release dated August 15, 2006, announcing the resignation of Mr. Stevens as Chief Financial Officer and the appointment of Mr. Redgrave as Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1

Press Release of Limited Brands dated August 15, 2006 , announcing the resignation of Mr. Stevens as Executive Vice-President and Chief Financial Officer and the appointment of Mr. Redgrave as Chief Financial Officer effective immediately.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date:	August 15, 2006	By:	/s/ Douglas L. Williams

			Title:	Senior Vice President and General Counsel